Exhibit 99.1

Novocure Announces Changes to its Board of Directors

Former Medivation CEO, Dr. David T. Hung, elected to board of directors

Former Avon CEO, Sherilyn D. McCoy, elected to board of directors

Gert Lennart Perlhagen retiring after 15 years of service

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today announced changes to its board of directors. Dr. David T. Hung and Sherilyn D. McCoy, both experienced executive leaders, were elected to Novocure’s board at the annual general meeting of shareholders on May 31. Gert Lennart Perlhagen is retiring from the board after 15 years of service.

“We are extremely pleased to welcome David and Sheri to our board,” said Bill Doyle, Novocure’s Executive Chairman. “Both leaders bring significant executive experience from commercial stage companies coupled with strong scientific backgrounds. Both will provide important insights and guidance as we grow our glioblastoma (GBM) business and advance our proprietary cancer therapy to commercialize indications beyond GBM.

Dr. Hung was founder, president and chief executive officer of Medivation, Inc., from 2004 to 2016. Medivation developed and commercialized Xtandi for the treatment of metastatic and non-metastatic prostate cancer, driving the program from invention to FDA approval in seven years, one of the fastest development times in biopharmaceutical history. By 2016, Xtandi had become the world’s leading prostate cancer therapy, with nearly $2.5 billion in annual revenue.  Dr. Hung brings extensive industry experience in the development and commercialization of cancer therapies. Dr. Hung received an M.D. from the University of California, San Francisco, School of Medicine and an A.B. in Biology from Harvard College.

Ms. McCoy was chief executive officer of Avon Products, Inc., a direct selling company in beauty, household and personal care categories, from 2012 to 2018. Prior to joining Avon, Ms. McCoy had various roles at Johnson & Johnson, most recently serving as vice chairman of the executive committee and member of the office of the chairman, where she was responsible for the pharmaceutical and consumer business divisions of the company. She brings substantial general business leadership and innovation knowledge and experience as a senior leader of two global Fortune 500 companies. Ms. McCoy holds a B.A. in textile chemistry from the University of Massachusetts, Dartmouth, a master’s degree in chemical engineering from Princeton University, and an MBA from Rutgers University. Ms. McCoy is also a director of AstraZeneca, PLC and Stryker Corporation.

Mr. Perlhagen, a founding investor in Novocure, has served as director since 2003. He provided critical industry experience from his distinguished career as an entrepreneur and investor in emerging health care companies, including his founding of Meda AB, a leading specialty pharmaceutical company.

“Lennart’s contributions to the Novocure board of directors have been invaluable,” said Novocure’s CEO Asaf Danziger. “He has helped guide Novocure from a preclinical research organization to a global oncology business with trailing 12-month revenues approaching $200 million. We greatly appreciate Lennart’s guidance and leadership as a member of our board, thank him for his service and wish him all the best.”

About Novocure

Novocure is an oncology company developing a profoundly different cancer treatment utilizing a proprietary therapy called Tumor Treating Fields, the use of electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. Novocure’s commercialized product is approved for the treatment of adult patients with glioblastoma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer and mesothelioma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 22, 2018, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-

looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova

acordova@novocure.com

212-767-7558